Exhibit 5.1

Opinion of Reed Smith LLP

February 17, 2014

Advaxis, Inc.

305 College Road East

Princeton, New Jersey 08540

Ladies and Gentlemen:

We have acted as counsel to Advaxis, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-3 (the “Registration Statement”) filed pursuant to the Securities Act of 1933 as amended (the “Securities Act”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus”), to be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”), provides for the registration by the Company of shares of common stock, $0.001 par value per share (the “Common Stock”).

The Common Stock is being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Common Stock being registered on the Registration Statement is $50,000,000.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the registration statement (including those incorporated by reference therein) are true and correct as to all factual matters stated therein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents, including without limitation, underwriting and similar agreements. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and reserved or available for issuance and that the consideration for the issuance and sale of the Common Stock is cash in an amount that is not less than the par value of the Common Stock.

Our opinion is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and/or the Delaware Constitution). Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

February 17, 2014

With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been prepared and filed with the Securities and Exchange Commission (the “Commission”) and delivered as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock does not violate any applicable law or the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), or Amended and Restated Bylaws (the “Bylaws”) or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid, and nonassessable.

This opinion is to be used only in connection with the offer and sale of the Common Stock while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Respectfully submitted,

REED SMITH LLP

EPB/YCJP/RM